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                                                                     Exhibit 3.5


                          CERTIFICATE OF INCORPORATION
                                       OF
                 PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC.




                                    ARTICLE I

                                      NAME

         The name of the Corporation is Premium Standard Farms of North Carolina, Inc.


                                   ARTICLE II

                       REGISTERED OFFICE; REGISTERED AGENT

         The street address of the initial registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its initial registered agent at that address is The Corporation Trust Company.


                                   ARTICLE III

                                    PURPOSES

         The Corporation is formed for the purpose of engaging in any lawful act or activity that may be taken by, and to exercise any powers permitted to, corporations organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

                                AUTHORIZED STOCK

         The aggregate number of shares which the Corporation may issue is 5000 shares of Common Stock with no par value. Each share of Common Stock issued shall be entitled to one vote. No additional Common Stock and no classes of Preferred Stock may be issued.
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                                    ARTICLE V

                               BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors is five (5). The number of directors may be changed as provided in the bylaws. The names and addresses of the persons who will serve as directors until the first annual meeting of stockholders or until their successor is elected and qualified are as follows:


         NAME                                     ADDRESS
         Paul J. Fribourg                   277 Park Avenue
                                            New York, NY 10172

         Vart K. Adjemian                   277 Park Avenue
                                            New York, NY 10172

         Mark R. Baker                      277 Park Avenue
                                            New York, NY 10172

         Teresa E. McCaslin                 277 Park Avenue
                                            New York, NY 10172

         Michael J. Zimmerman               277 Park Avenue
                                            New York, NY 10172


                                   ARTICLE VI

                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation.


                                   ARTICLE VII

                        LIMITATION ON DIRECTOR LIABILITY

         No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any


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liability arising under Section 174 of the General Corporation Law of the State
of Delaware and (iv) any transaction from which the Director derives an improper personal benefit.


                                  ARTICLE VIII

                                  INCORPORATOR

         The name and mailing address of the incorporator of the Corporation is as follows: Spruillco, Ltd., 3600 Glenwood Avenue, Raleigh, North Carolina 27612.


         IN WITNESS WHEREOF, the undersigned, being the sole incorporator, does hereby make this certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, and does hereby certify that the facts set forth herein are true and correct.

         Dated this 11th day of September, 2000.

                                           SPRUILLCO, LTD.,
                                           Incorporator



                                           By:  /s/ Samuel W. Johnson
                                           Name:  Samuel W. Johnson
                                           Title:  Vice President


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